Exhibit 99.1

[SIGNAL TECHNOLOGY CORPORATION LOGO]                       FOR IMMEDIATE RELEASE

                                                                       Contacts:
                                                                  George Lombard
                                                                Chairman and CEO
                                                   Signal Technology Corporation
                                                                  (978) 774-2281

                                                                  David Reichman
                                                 Sharon Merrill Associates, Inc.
                                                                  (617) 542-5300

                     SIGNAL TECHNOLOGY REPORTS STRONG GROWTH
                 IN FOURTH-QUARTER SALES, EARNINGS AND BOOKINGS

                      Company Beats Fourth-Quarter Guidance
   and Exceeds $100 Million in Bookings for 2002; Reaffirms Guidance for 2003

DANVERS, MA, FEBRUARY 13, 2003 -- Signal Technology Corporation (Nasdaq: STCO), a provider of electronic components, subsystems and system solutions for defense and space applications, today reported its financial results for the fourth quarter and year ended December 31, 2002.

FOURTH QUARTER FINANCIAL SUMMARY

                                                                         Q4               Q4
                                                                        2002             2001          Change
                                                                       ------           -----          ------
Net sales                                                              $27.5            $23.4           17.5%
Gross margin                                                            36.0%            36.1%           ---
Income from continuing operations before income taxes                  $ 4.9            $ 3.1           58.1%
Provision (benefit) for income taxes                                  ($ 5.5)           $ 1.2            N/A
Income from continuing operations                                      $10.4            $ 1.8            478%

Total discontinued operations, net of tax                              $ 1.5           ($ 2.8)           N/A
Cumulative effect of change in accounting
     principle, net of tax                                             $ 1.3              ---            N/A

Net income (loss)                                                      $13.1            ($0.9)           N/A

Diluted earnings per share:
Income from continuing operations before income taxes                  $0.42            $0.29           44.8%
Net income (loss)                                                      $1.14           ($0.09)           N/A

Bookings                                                               $34.5            $15.9            117%
                                                                       ------           -----            ---
(In millions, except per-share data and percentages)


                                     (more)

Exhibit 99.1

SIGNAL TECHNOLOGY / 2



COMMENTS ON THE FOURTH QUARTER

"During the fourth quarter, Signal Technology returned to its heritage as a pure-play defense electronics company and posted one of the most profitable quarters in its history," said Chairman and Chief Executive Officer George Lombard. "As a result of our solid relationships with America's leading defense contractors, as well as our increasing focus on integrated subsystem technologies, our sales and earnings growth exceeded our guidance. In addition, we surpassed our goal of reaching $100 million in bookings for 2002, and new products continued to play a more dominant role in our bookings mix."

"Our long-term market strategy is to shift away from legacy component-level content toward new integrated products," Lombard said. "We continued to execute on this strategy throughout 2002, not only increasing the volume of bookings but also improving the quality of those bookings. A record 74% of our new business in the fourth quarter was related to the new integrated subsystem products we have developed for many of the Defense Department's newest electronic warfare and intelligence programs. Participating in these programs as more of an integrator instead of a supplier of components positions the Company to capture an increasing percentage of program revenues in 2003 and beyond."

FOURTH QUARTER HIGHLIGHTS

- Signal Technology exited the commercial wireless business by selling the assets of its commercial semiconductor operation to Paratek Microwave, Columbia, Maryland, for approximately $1.3 million in cash. As a result, this business is reflected in discontinued operations.

- The Company established a new business unit, the Advanced Integrated Systems Division (AISD), focused solely on supporting the Company's entry into the networked microsensor market for homeland security and defense applications. Based in Plano, Texas, AISD has primary responsibility for delivering on a total of $8.2 million in homeland security related contracts awarded to Signal Technology by an arm of the U.S. Department of Defense during the second half of 2002. These awards represent the first phase of a program aimed at networking ultra-miniaturized electronic sensors to collect intelligence and surveillance data for defense and homeland security purposes. Follow-on potential from these awards is estimated at more than $25 million.

- Signal Technology received a follow-on contract for power conversion systems designed for the U.S. Navy's DDG-51 Class Aegis Combat System. The award is valued in excess of $700,000. The Company estimates that future follow-on production contracts could exceed $5 million.

- Signal Technology was awarded a contract by Sierra Nevada Corporation, Sparks, Nevada, for production of switch matrices for the U.S. Air Force RC-135 Rivet Joint aircraft. The award is valued in excess of $2 million. The Rivet Joint is a reconnaissance aircraft that provides the Air Force with on-scene intelligence collection, analysis and dissemination capabilities at both the theater and national levels.



                                     (more)

Exhibit 99.1

SIGNAL TECHNOLOGY / 3



- Signal Technology announced that Microwave Electronic Systems, Inc. (MiKES), Ankara, Turkey, released a contract for the design and manufacture of high-voltage power conversion systems for the Signal Processing Electronic Warfare (SPEWS-II) radar warning and jamming system deployed on the Turkish-manufactured F-16 aircraft. The contract value is in excess of $6.5 million, future additional production awards and options could exceed $3 million.

- The Company received a contract from the U.S. Air Force, Warner Robins Air Logistics Center, to upgrade and modernize Band 3 and Band 4/5 high-voltage power conversion systems for the AN/ALQ-131 aircraft electronic countermeasures (ECM) jamming pod. The contract is valued at $3.5 million.

FULL YEAR FINANCIAL SUMMARY

                                                                    Year Ended         Year Ended
                                                                     12/31/02          12/31/01           Change
                                                                    ----------         ----------         ------
Net sales                                                             $ 86.7            $79.3              9.3%
Gross margin                                                            35.4%            34.3%             3.2%

Income from continuing operations before income taxes                 $ 10.7            $ 8.4             27.4%
Provision (benefit) for income taxes                                 ($  5.5)           $10.8              N/A
Income (loss) from continuing operations                              $ 16.1            ($2.4)             N/A

Total discontinued operations, net of tax                            ($ 12.3)          ($15.3)            19.6%
Cumulative effect of change in accounting
     principle, net of tax                                           ($  2.1)             ---              N/A

Net income (loss)                                                     $  1.8           ($17.7)             N/A

Diluted earnings per share:
Income from continuing operations before income taxes                 $ 0.96            $0.79             21.5%
Net income (loss)                                                      $0.16           ($1.77)             N/A

Bookings                                                              $106.7            $74.5               43%
(In millions, except per-share data and percentages)


BUSINESS AND FINANCIAL OUTLOOK

"The Defense Department is committed to dramatically upgrading America's forces and military capabilities in areas where Signal Technology is strongly positioned with product content and technical expertise," Lombard said. "Over the next few years, electronic warfare system upgrades are planned on a number of aircraft, missile, naval and land-based platforms where we have a longstanding presence. Upgrades have also been initiated on smart weapons platforms, unmanned aerial vehicles (UAVs) and several highly sophisticated defense communications and intelligence networks where the Company plays a key role. These programs are targeted for significant spending increases in the years ahead."

                                     (more)

Exhibit 99.1
SIGNAL TECHNOLOGY / 4



"At the same time, our defense prime contractor customers are responding to consolidation within the industry and accelerating growth in orders by stepping up their outsourcing of products and systems that were traditionally produced in house," Lombard said. "Our growth strategy is aimed at leveraging both our technology and our manufacturing expertise in order to capitalize on the outsourcing trend. Our product roadmap reflects steadily increasing emphasis on state-of-the-art multi-function assemblies and subsystems. In addition, Signal Technology has earned a reputation as a reliable, quality-conscious production supplier. Functioning as an outsourcing partner who provides both integrated content and manufacturing expertise, Signal Technology has proven its ability to help customers streamline their supply chain and reduce delivery times."

"Playing a vital role in programs such as the Global Hawk UAV, the PAC-3 Patriot and Tomahawk missiles, and networked microsensors for homeland security and defense applications, Signal Technology is positioned for solid bookings and sales growth in 2003," Lombard said. "We began the new year with a book-to-bill ratio of 1.25 to 1, which provides us with healthy backlog momentum. We expect our first-quarter 2003 sales to be level with Q1 last year, due to the increasing seasonality in our business. But we are looking forward to a strong ramp-up in sales as 2003 progresses. Current quoting activity is robust, and we expect some of our other major programs to advance from low-rate to full production during the year. Looking farther ahead, our product roadmap will be taking Signal Technology higher up the value chain at a time when the U.S. military's upgrading and modernization activities are accelerating."

FINANCIAL GUIDANCE

Based on currently available information about the Company's markets and assumptions as outlined in the foregoing discussion, and on the assumption that the global economic environment will not worsen materially from where it stands today, Signal Technology is reaffirming its previous financial guidance. The Company undertakes no obligation to update the guidance below, which is subject to change:

First-quarter 2003 guidance:

- Total revenues of approximately $17 million to $19 million, versus $18.3 million in the first quarter of 2002.

- Pre-tax income of $800,000 to $1 million, or $0.07 to $0.09 per diluted share.

Full-year 2003 guidance:

- Total revenues of approximately $94 million to $98 million, versus $86.7 million in 2002.

- Pre-tax income of $10 million to $11 million, or $0.85 to $0.93 per diluted share.

CHANGE IN ACCOUNTING FOR NORTHROP GRUMMAN AGREEMENT

As previously reported, during the third quarter of 2002, the Company chose to discontinue its efforts on the Northrop Grumman (NGC) agreement. The Company has revised the accounting for this agreement. The impact of this revised accounting is reflected in the table below, and will be included in discontinued operations as a result of the Company selling its semiconductor business in the fourth quarter.

                                     (more)

Exhibit 99.1

SIGNAL TECHNOLOGY / 5



                                                                                        Full Year
Net income (loss)                     Q1 2002*     Q2 2002     Q3 2002      Q4 2002       2002*
------------------------------        -------      -------     -------      -------     ---------
As reported:                          ($5,093)     ($1,490)    ($4,750)     $13,140       $1,807
Impact of change in
   NGC accounting                         357          516        (873)       - - -        - - -
As adjusted:                          ($4,736)     ($  974)    ($5,623)     $13,140       $1,807
                                      -------      -------     -------      -------       ------

Net income (loss) per share --
   diluted

As reported:                          ($ 0.49)     ($ 0.14)    ($ 0.45)     $  1.14       $  0.16

As adjusted:                          ($ 0.46)     ($ 0.09)    ($ 0.54)     $  1.14       $  0.16
                                      -------      -------     -------      -------       -------
(In thousands, except for per-share data)

* Reflects cumulative effect of change in accounting principle booked retroactively to the first quarter of 2002, in accordance with the implementation of SFAS No. 142.

CONFERENCE CALL WEBCAST

Signal Technology will conduct its quarterly financial results conference call at 11:00 a.m. (ET), this morning, February 13, 2003. The call will be broadcast live over the Internet. To listen to the call, visit the Company's Web site (www.sigtech.com), and click on the "Corporate Information" link. The call will be available in replay format at this site for one week.

ABOUT SIGNAL TECHNOLOGY CORPORATION

Signal Technology is a leader in developing state-of-the-art electronic components, subsystems and system solutions for defense and space applications. The Company manufactures a wide range of RF, microwave and millimeter wave products, power conversion systems and power supplies. These devices are used in military communications networks, and in systems related to electronic countermeasures, precision guidance, radar, intelligence, surveillance and reconnaissance. The Company sells its products to defense prime contractors worldwide. For further information about Signal Technology, please visit the Company's Web site at www.sigtech.com.

SAFE HARBOR STATEMENT

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements made in this news release that are not historical facts contain forward-looking information that involves risks and uncertainties. These forward-looking statements include statements regarding expectations regarding the future performance of the Company's business and bookings; future demand for the Company's products; first-quarter and full-year 2003 financial guidance; and certain other statements identified or qualified by words such as

                                     (more)

Exhibit 99.1

SIGNAL TECHNOLOGY / 6



"likely", "will", "suggests", "may", "would", "could", "should", "expects", "expected", "anticipates", "estimates", "plans", "projects", " projected", "believes", "is optimistic about", or similar expressions (and variants of such words or expressions). Important factors that may cause actual results to differ include, but are not limited to, future demand for the Company's products, risks associated with court proceedings and litigation, fluctuations in the Company's operating results, volume and timing of orders received, changes in the mix of products sold, competitive pricing pressure, the Company's ability to meet or renegotiate customer demands, the ability to anticipate changes in the market, the Company's ability to finance its operations on terms that are acceptable, the Company's ability to attract and retain qualified personnel including the Company's management, changes in the global economy, changes in regulatory processes, the dependence on certain key customers (including the U.S. government), the Company's ability to realize sufficient margins on sales of its products, the availability and timing of funding for the Company's current products and the development of future products and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. Signal Technology assumes no obligation to update the information included in this news release.

FINANCIAL STATEMENTS FOLLOW . . .

                                      # # #